Exhibit 99.1

indie Reports Third Quarter 2025 Results

•
Delivers third quarter revenue of $53.7 million
•
Tier 1 partner introduces Gen8 radar product incorporating indie's radar chipset
•
Updates strategic backlog to $7.4 billion
•
Commenced supply to Humanoid Robotics market leaders
•
Appoints Naixi Wu as Chief Financial Officer

ALISO VIEJO, Calif. – November 6, 2025 – indie Semiconductor, Inc. (Nasdaq: INDI), an automotive solutions innovator, today announced third quarter results for the period ended September 30, 2025. Q3 revenue was $53.7 million with Non-GAAP gross margin of 49.6 percent. On a GAAP basis, third quarter 2025 operating loss was $38.3 million compared to $49.9 million a year ago. Non-GAAP operating loss for the third quarter of 2025 was $11.3 million, compared to $16.8 million a year ago, representing continued progress toward profitability. Third quarter 2025 GAAP loss per share was $0.19, while Non-GAAP loss per share was $0.07.

"indie delivered solid performance in Q3 while executing important strategic initiatives," said Donald McClymont, indie's co-founder and chief executive officer. “Our strategic backlog increased to $7.4 billion, demonstrating the strength of our design-win momentum across ADAS and adjacent industrial markets including quantum and robotics. Additionally, the recent Gen8 radar product launch incorporating indie's radar chipset by our Tier 1 partner represents a momentous milestone for us.”

Business Highlights

•
Expanded strategic backlog to $7.4 billion, driven by ADAS and industrial design wins
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Tier 1 partner released Gen8 radar product incorporating indie's 77 gigahertz technology
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Commenced supply to both the U.S. and China market leaders in humanoid robots
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Robotaxi design win with North American self-driving OEM
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Launched DFB laser products with 10x lower frequency noise for quantum computing applications
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Shipped first connectivity ICs to leading North American EV manufacturer for first half 2026 production

Q4 2025 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the header captioned “Discussion Regarding the Use of Non-GAAP Financial Measures” in this release for a further discussion of our use of non-GAAP measures.

For the fourth quarter of 2025, indie expects revenue between $54 million and $60 million, or $57 million at the midpoint, with Non-GAAP gross margin in the range of 46% to 47%. indie estimates that shortages in the supply of package substrates negatively impacted its fourth quarter revenue outlook by approximately $5 million.

indie’s Q3 2025 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its third quarter 2025 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (877) 451-6152 (domestic) or (201) 389-0879 (international), Conference ID: 13756009.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on November 6, 2025, until 11:59 p.m. Eastern time on November 20, 2025, under the Events & Presentations tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Access ID: 13756009.

About indie

Headquartered in Aliso Viejo, CA, indie is empowering the automotive revolution with next generation semiconductors, photonics and software platforms. We focus on developing innovative, high-performance and energy-efficient technology for ADAS, in-cabin user experience and electrification applications. Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles. As a global innovator, we are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide.

Please visit us at www.indie.inc to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including statements regarding our strategic backlog and its conversion into revenue, continued progress towards profitability, the strength of our design-win momentum in ADAS and adjacent industrial markets including quantum and robotics, and the estimated negative impact of substrate shortages to revenue. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, as supplemented by our Quarterly Reports on Form 10-Q and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets, our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of the pending sale of our entire equity interest in Wuxi indie Microelectronics Technology Co., Ltd. and any potential adverse effects of such sale on our business, financial condition, operating results and stock price, the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; current and potential trade restrictions and trade tensions, including trade and tariff actions taken or proposed by the US government affecting the countries where we operate and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

In addition, our strategic backlog estimate included herein represents the revenue we expect to recognize from product orders within the next ten years. The estimate of our strategic backlog requires substantial judgment and is based on a number of assumptions, including management’s current assessment of customer and third-party contracts that exist as of the date the estimate is made, as well as revenues from expected contract renewals and/or expected design wins, to the extent that we believe that recognition of the related revenue will be realizable within the next ten years. Although we believe the assumptions underlying our strategic backlog estimate are reasonable, they are not guarantees and we can give no assurance that we will be able to recognize the revenues reflected in the strategic backlog estimate. A number of factors could result in actual revenues being less than the amounts reflected in strategic backlog. Our customers or third-party partners may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, changes to their products or development cycles unrelated to our technology, or general changes in economic conditions within their industries or geographic locations, we may experience delays in the development or delivery of products or services specified in customer contracts, or we may be unable to win competitive bid selection processes or achieve additional design wins on the timeline currently anticipated or at all. Accordingly, there can be no assurance that contracts, renewals or expected design wins included in strategic backlog will actually generate the specified revenues. Additionally, because strategic backlog estimates are operating metrics, the estimates are not required to be subject to the same level of internal review or controls as a U.S. generally accepted accounting principles (“GAAP”) financial measures.

Media Inquiries

media@indiesemi.com

Investor Relations

ir@indiesemi.com

#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$51,073	$51,285	$151,213	$148,872
Contract revenue	2,603	2,680	8,174	9,801
Total revenue	53,676	53,965	159,387	158,673
Operating expenses:
Cost of goods sold	32,173	32,730	94,394	93,060
Research and development	37,987	45,968	118,574	136,858
Selling, general, and administrative	20,816	20,848	58,538	60,617
Restructuring costs	1,042	4,322	8,149	4,322
Total operating expenses	92,018	103,868	279,655	294,857
Loss from operations	(38,342)	(49,903)	(120,268)	(136,184)
Other income (expense), net:
Interest income	1,655	994	6,148	3,379
Interest expense	(4,348)	(2,180)	(13,391)	(6,420)
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	6	(4,523)	4,899	28,167
Gain from extinguishment of debt	—	—	2,623	—
Other income (expense)	(28)	702	764	(98)
Total other income (expense), net	(2,715)	(5,007)	1,043	25,028
Net loss before income taxes	(41,057)	(54,910)	(119,225)	(111,156)
Income tax benefit (provision)	363	315	(258)	1,338
Net loss	(40,694)	(54,595)	(119,483)	(109,818)
Less: Net loss attributable to noncontrolling interest	(2,405)	(4,913)	(7,610)	(9,797)
Net loss attributable to indie Semiconductor, Inc.	$(38,289)	$(49,682)	$(111,873)	$(100,021)

Net loss attributable to common shares — basic	$(38,289)	$(49,682)	$(111,873)	$(100,021)
Net loss attributable to common shares — diluted	$(38,289)	$(49,682)	$(111,873)	$(100,021)

Net loss per share attributable to common shares — basic	$(0.19)	$(0.28)	$(0.57)	$(0.58)
Net loss per share attributable to common shares — diluted	$(0.19)	$(0.28)	$(0.57)	$(0.58)

Weighted average common shares outstanding — basic	199,326,145	179,491,349	195,286,712	171,449,437
Weighted average common shares outstanding — diluted	199,326,145	179,491,349	195,286,712	171,449,437

INDIE SEMICONDUCTOR, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$160,873	$274,248
Restricted cash	10,289	10,300
Accounts receivable, net of allowance for doubtful accounts	53,246	52,005
Inventory	45,622	49,887
Prepaid expenses and other current assets	27,059	22,308
Total current assets	297,089	408,748
Property and equipment, net	42,163	34,281
Intangible assets, net	203,932	208,944
Goodwill	290,814	266,368
Operating lease right-of-use assets	15,055	16,107
Other assets and deposits	6,012	6,938
Total assets	$855,065	$941,386

Liabilities and stockholders' equity
Accounts payable	$19,147	$28,326
Accrued payroll liabilities	12,814	5,573
Contingent considerations	3,369	3,589
Accrued expenses and other current liabilities	24,888	29,297
Intangible asset contract liability	4,553	5,875
Current debt obligations	14,388	12,220
Total current liabilities	79,159	84,880
Long-term debt, net of current portion	339,146	369,097
Intangible asset contract liability, net of current portion	7,463	11,965
Deferred tax liabilities, non-current	15,958	11,660
Operating lease liability, non-current	13,696	14,278
Other long-term liabilities	6,729	4,111
Total liabilities	462,151	495,991
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—
Class A common stock	20	19
Class V common stock	2	2
Additional paid-in capital	985,427	936,564
Accumulated deficit	(605,917)	(494,044)
Accumulated other comprehensive loss	(10,322)	(24,655)
indie's stockholders' equity	369,210	417,886
Noncontrolling interest	23,704	27,509
Total stockholders' equity	392,914	445,395
Total liabilities and stockholders' equity	$855,065	$941,386

INDIE SEMICONDUCTOR, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Computation of non-GAAP gross margin:
GAAP revenue	$53,676	$53,965	$159,387	$158,673
GAAP cost of goods sold	32,173	32,730	94,394	93,060
Acquisition related expenses	(110)	(475)	(329)	(694)
Amortization of intangible assets	(4,363)	(5,129)	(12,375)	(12,591)
Inventory cost realignments	—	—	—	(145)
Share-based compensation	(631)	(360)	(1,049)	(848)
Non-GAAP gross profit	$26,607	$27,199	$78,746	$79,891
Non-GAAP gross margin	49.6%	50.4%	49.4%	50.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Computation of non-GAAP operating loss:
GAAP loss from operations	$(38,342)	$(49,903)	$(120,268)	$(136,184)
Acquisition related and other non-recurring professional expenses	301	2,195	524	3,948
Amortization of intangible assets	6,710	8,118	19,211	19,859
Inventory cost realignments	—	—	—	145
Share-based compensation	18,985	18,455	51,486	56,739
Restructuring	1,042	4,322	8,149	4,322
Non-GAAP operating loss	$(11,304)	$(16,813)	$(40,898)	$(51,171)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Computation of non-GAAP net loss:
Net loss	$(40,694)	$(54,595)	$(119,483)	$(109,818)
Acquisition related and other non-recurring professional expenses	301	2,195	524	3,948
Amortization of intangible assets	6,710	8,118	19,211	19,859
Inventory cost realignments	—	—	—	145
Share-based compensation	18,985	18,455	51,486	56,739
Restructuring	1,042	4,322	8,149	4,322
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	(6)	4,523	(4,899)	(28,167)
Gain from extinguishment of debt	—	—	(2,623)	—
Other (income) expense	28	(702)	(764)	98
Non-cash interest expense	738	260	2,067	775
Income tax (benefit) provision	(363)	(315)	258	(1,338)
Non-GAAP net loss	$(13,259)	$(17,739)	$(46,074)	$(53,437)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Computation of Adjusted EBITDA:
Net loss	$(40,694)	$(54,595)	$(119,483)	$(109,818)
Interest income	(1,655)	(994)	(6,148)	(3,379)
Interest expense	4,348	2,180	13,391	6,420
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	(6)	4,523	(4,899)	(28,167)
Gain from extinguishment of debt	—	—	(2,623)	—
Other (income) expense	28	(702)	(764)	98
Acquisition related and other non-recurring professional expenses	301	2,195	524	3,948
Depreciation and amortization	8,903	10,117	25,385	24,816
Inventory cost realignments	—	—	—	145
Share-based compensation	18,985	18,455	51,486	56,739
Restructuring	1,042	4,322	8,149	4,322
Income tax (benefit) provision	(363)	(315)	258	(1,338)
Adjusted EBITDA	$(9,111)	$(14,814)	$(34,724)	$(46,214)

For the Three Months Ended September 30, 2025
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	199,326,145
Weighted Average Class V common stock - Basic	17,520,803
TeraXion Unexercised Options	539,302
Non-GAAP share count	217,386,250

Non-GAAP net loss	$(13,259)
Less: Non-GAAP net income attributable to noncontrolling interest in Wuxi	955
Non-GAAP net loss attributable to indie Semiconductor, Inc.	$(14,214)
Non-GAAP net loss per share attributable to indie Semiconductor, Inc.	$(0.07)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net loss, (iv) Adjusted EBITDA, (v) non-GAAP share count, (vi) non-GAAP net loss and (vii) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) restructuring costs, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (provision). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related and other non-recurring professional expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) restructuring costs and (v) share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) restructuring costs, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (provision). We calculate Adjusted EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of fixed assets, (iv) inventory cost realignments, (v) restructuring costs, (vi) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (viii) share-based compensation, and (ix) income tax benefit (provision). We calculate non-GAAP share count by adding (i) weighted average Class A common stock, (ii) weighted average Class V common stock held by minority shareholders, which are exchangeable into Class A common stock and (iii) vested but unexercised options issued as part of the TeraXion acquisition. While both weighted average Class V common stock and vested but unexercised options issued as part of the TeraXion acquisition are considered anti-dilutive under ASC 260, therefore excluded from the GAAP earnings per share calculation, management includes both categories in this non-GAAP presentation because they will convert into Class A common stock over time. Management believes that including these categories provides investors with a more transparent view of the Company’s capital structure and potential impact of such conversions. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related and other non-recurring professional expenses - including such items as, when applicable, fair value charges incurred upon the sale of acquired inventory, accounting impact to the cost of goods sold due to one-time inventory costing realignment with a specific supplier, acquisition-related professional fees and legal expenses and other professional fees that are non-recurring in nature because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Amortization expenses - related to the amortization expense for acquired intangible assets and certain license rights.

Depreciation expenses - related to the depreciation expenses for all property and equipment on hand.

Inventory cost realignments - related to the supplier allocation premiums introduced during COVID that is currently incorporated in our inventory cost but have since been eliminated going forward. The impact of this premium is deemed non-recurring and therefore not considered by management in its evaluation of the ongoing performance of the business.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees (including those granted in lieu of cash compensation) and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Restructuring costs - related to the one-time expenses the Company incurs to reorganize its operations, which is primarily related to workforce reduction, long-lived intangible asset impairment, facilities and other purchase commitment charges.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (provision) - related to the estimated income tax benefit (provision) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Adjusted EBITDA is calculated by removing non-recurring, irregular and one-time items that may distort EBITDA, to the current non-GAAP financial measures. We calculate Adjusted EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of property, plant and equipment, (iv) inventory cost realignments, (v) restructuring costs, (vi) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (viii) share-based compensation, and (viii) income tax benefit (provision).

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related and other non-recurring professional expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.